EXHIBIT 99.1

SMTC Reports Second Quarter Results

  $75.1 million in revenue, up 54% over second quarter 2011 revenue.
  $2.8 million net income and $4.3 million in adjusted EBITDA.
  Maintains guidance for fiscal 2012 of $14-$16 million adjusted EBITDA, increases revenue guidance from $250-$270 million revenues to $270-$290 million revenues.

TORONTO, Aug. 9, 2012 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) ("SMTC"), a recognized global electronics manufacturing services provider, announces today 2012 second quarter unaudited results.

Revenue for the quarter was $75.1 million, a 54% increase over the second quarter of 2011, and a slight increase over first quarter 2012 revenue. Gross margins were $7.3 million or 9.7% including unrealized losses from foreign currency forward contracts of $455 thousand. Bank debt levels decreased from the prior quarter by $2.4 million. Net income for the quarter was $2.8 million, an improvement compared to a loss of $1.0 million in the second quarter of 2011. Adjusted EBITDA was consistent with the first quarter of 2012 at $4.3 million and up from $1.9 million in the second quarter 2011. However, when removing the impact of unrealized foreign exchange gains and losses the adjusted EBITDA for the quarter would be $4.8 million compared to $3.8 million in the first quarter of 2012.

Co-Chief Executive Officer Claude Germain stated, "Revenue for the quarter was at its highest level since the fourth quarter of 2006. Going forward into the second half of the year, we anticipate revenues to level off from significant first half growth rates, but we expect to continue to achieve solid profitability coupled with improved free cash generation and debt reduction."

"Although we have not fully optimized our business to take advantage of our significant revenue growth, we have made progress in improving operating efficiencies this quarter. Our focus continues to be on improving gross margins, effectively managing working capital, and reducing our debt through free cash generation. We are pleased to have successfully integrated our ZF acquisition and we will continue to look for opportunistic accretive acquisitions," stated Co-Chief Executive Officer, Alex Walker.

The Company is holding an earnings call today at 5:00 p.m. EDT. Those wishing to listen to the teleconference should access the webcast at the investor relations section of SMTC's website www.smtc.com.   A rebroadcast of the webcast will be available on SMTC's website following the teleconference.

Members of the investment community wishing to ask questions during the teleconference may access the teleconference by dialing 877.878.2794 or 615.800.6849 ten minutes prior to the scheduled start time.

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, loss on extinguishment of debt, acquisition expenses, interest and income tax expense. SMTC Corporation has provided in this release non-GAAP calculations of adjusted EBITDA as supplemental information regarding the operational performance of SMTC Corporation's core business. Management uses these non-GAAP financial measures internally in analyzing SMTC Corporation's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SMTC Corporation's performance and when planning, forecasting and analyzing future periods. SMTC Corporation believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA along with other financial performance measures, including revenue, net income and SMTC Corporation's financial results presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and China, with more than 1,875 full-time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC was recognized in 2012 by Frost & Sullivan with the Global EMS Award for Product Quality Leadership.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com.  The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Revenue	$ 75,117	$ 48,838	$ 147,574	$ 105,161
Cost of sales	67,836	44,188	132,768	95,397
Gross profit	7,281	4,650	14,806	9,764
Selling, general and administrative expenses	4,392	3,405	8,361	6,918
Contingent consideration	(650)	--	(650)	--
Restructuring charges	--	1,743	451	2,107
Operating earnings (loss)	3,539	(498)	6,644	739
Interest expense	542	369	1,005	655
Earnings (loss) before income taxes	2,997	(867)	5,639	84
Income tax expense (recovery)
Current	166	136	419	363
Deferred	33	(9)	(13)	(30)
	199	127	406	333
Net earnings (loss), also being comprehensive income (loss)	$ 2,798	$ (994)	$ 5,233	$ (249)

Basic earnings(loss) per share	$ 0.17	$ (0.06)	$ 0.32	$ (0.02)
Diluted earnings (loss) per share	$ 0.17	$ (0.06)	$ 0.32	$ (0.02)

Weighted average number of shares outstanding
Basic	16,300,574	15,962,945	16,266,077	16,070,511
Diluted	16,459,872	15,962,945	16,406,881	16,070,511

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	July 1, 2012	January 1, 2012
Assets

Current assets:
Cash	$ 2,369	$ 2,635
Accounts receivable - net	39,846	37,904
Inventories	60,700	52,648
Prepaid expenses	3,012	1,638
Current portion of deferred income taxes	278	278
	106,205	95,103
Property, plant and equipment	18,220	15,355
Deferred financing costs	711	916
Deferred income taxes	2,935	2,922
	$ 128,071	$ 114,296
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 48,029	$ 46,352
Accrued liabilities	8,276	10,164
Income taxes payable	108	367
Current portion of long-term debt	3,705	4,014
Current portion of capital lease obligations	1,607	1,449
	61,725	62,346

Long-term debt	24,015	15,233
Capital lease obligations	2,136	2,150

Shareholders' equity:
Capital stock	389	5,631
Additional paid-in capital	263,220	257,583
Deficit	(223,414)	(228,647)
	40,195	34,567
	$ 128,071	$ 114,296

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)

Cash provided by (used in):	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Operations:
Net earnings (loss)	$ 2,798	$ (994)	$ 5,233	$ (249)
Items not involving cash:
Depreciation	772	692	1,524	1,355
Unrealized gain on derivative financial instrument	455	--	(7)	--
Deferred income taxes	33	(9)	(13)	(30)
Non-cash interest	101	53	205	109
Stock-based compensation	101	14	202	69
Contingent consideration	(650)	--	(650)	--
Change in non-cash operating working capital:
Accounts receivable	2,620	6,697	(1,942)	5,867
Inventories	(5,742)	8,516	(8,052)	7,814
Prepaid expenses	(540)	688	(1,374)	950
Income taxes payable	60	(21)	(259)	(45)
Accounts payable	5,692	(12,726)	1,677	(15,738)
Accrued liabilities	(806)	795	(1,231)	(3,180)
	4,894	3,705	(4,687)	(3,078)
Financing:
Increase (decrease) in revolving debt	(1,502)	(4,338)	10,634	4,001
Repayment of long-term debt	(926)	--	(2,161)	--
Principal payment of capital lease obligations	(402)	(376)	(904)	(832)
Proceeds from sales leaseback	--	--	170	--
Proceeds from issuance of common stock	--	35	193	298
	(2,830)	(4,679)	7,932	3,467
Investing:
Purchase of property, plant and equipment	(1,812)	(190)	(3,511)	(309)
	(1,812)	(190)	(3,511)	(309)
Increase (decrease) in cash	252	(1,164)	(266)	80
Cash, beginning of period	2,117	2,177	2,635	933
Cash, end of the period	$ 2,369	$ 1,013	$ 2,369	$ 1,013

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Six months ended

	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011

Net earnings (loss)	$ 2,798	$ (994)	$ 5,233	$ (249)
Add:
Interest	542	369	1,005	655
Income tax expense	199	127	406	333
Depreciation	772	692	1,524	1,355
Restructuring charges	--	1,743	451	2,107
Adjusted EBITDA	4,311	1,937	8,619	4,201
CONTACT: Investor Relations Information:

         Alex Walker
         President and Chief Executive Officer
         Telephone: (905) 413.1272
         Email: investorrelations@smtc.com

         or

         John Nesbett / Jennifer Belodeau
         Institutional Marketing Services (IMS)
         Telephone: (203) 972-9200
         Email: mailto:jnesbett@institutionalms.com

         Public Relations Information:

         Tom Reilly
         Director of Marketing
         Telephone: (905) 413.1188
         Email: publicrelations@smtc.com